                                                                   Exhibit 10.15

                       THIRD LOAN MODIFICATION AGREEMENT


     This Third Loan Modification Agreement is entered into as of December 22, 2000, by and between CENTRA SOFTWARE, INC., a Delaware corporation with its principal place of business at 430 Bedford Street, Lexington, Massachusetts 02173 ("Borrower") and SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East".

1.   DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be
     ------------------------------------
owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 5, 1997, evidenced by, among other documents, a certain Loan and Security Agreement dated as of November 5, 1997, as affected and amended by (i) a First Loan Modification Agreement dated December 30, 1998, and (ii) a Second Loan Modification Agreement dated April 12, 1999 (the "Loan Agreement"). The Loan Agreement established: (i) a working capital line of credit in favor of the Borrower in the maximum principal amounts of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Committed Revolving Line"),
(ii) two equipment lines of credit in favor of the Borrower in the maximum principal amount of Five Hundred Thousand Dollars ($500,000.00) and Six Hundred Thousand Dollars ($600,000.00), respectively (collectively, the "Equipment Lines"), and (iii) a bridge line in favor of the Borrower in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness, liabilities, and other Obligations owing by Borrower to Bank shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
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secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement.

          1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Equipment Advance" or "Equipment Advances" shall mean any advance made hereunder pursuant to Section 2.1.2 or Section 2.1.3."

               and inserting in lieu thereof the following:

                    ""Equipment Advance" or "Equipment Advances" shall mean any advance made hereunder pursuant to Section 2.1.2 , Section 2.1.3, or Section 2.1.5."

          2. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:
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                    ""Maturity Date" means the later of (w) the Equipment
                    Maturity Date, (x) the 1999 Equipment Maturity Date, (y) the Revolving Maturity Date, or (z) the Bridge Maturity Date."

               and inserting in lieu thereof the following:

                    ""Maturity Date" means the later of (w) the Equipment Maturity Date, (x) the 1999 Equipment Maturity Date, (y) the 2000 Equipment Maturity Date, or (z) the Revolving Maturity Date"

          3. The Loan Agreement shall be amended by inserting the following definitions immediately after the definition of "Total Liabilities" appearing in Section 1.1 thereof:

                    ""Unused Line Fee" has the meaning set forth in Section 2.1.5(e).

                    "2000 Committed Equipment Line" means a Credit Extension of up to Two Million Dollars ($2,000,000.00)."

                    "2000 Equipment Availability End Date" has the meaning set forth in Section 2.1.5.

                    "2000 Equipment Maturity Date" means September 22, 2004."

          4.   The Loan Agreement shall be amended by inserting after Section
               2.1.4 thereof the following new Section 2.1.5 entitled "2000 Equipment Advances":

                    "2.1.5    2000 Equipment Advances.
                              -----------------------

                    (a) Subject to and upon the terms and conditions of this Agreement, at any time through September 22, 2001 (the "2000 Equipment Availability End Date"), Bank agrees to make Equipment Advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower under this Section 2.1.5 in an aggregate outstanding amount not to exceed the 2000 Committed Equipment Line. To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased. Each invoice submitted at the time of each Equipment Advance request may not be more than ninety (90) days past the invoice date in order to be eligible for an Equipment Advance; provided, however, that in connection with the initial Equipment Advance only invoices submitted to Bank for financing under the 2000 Committed Equipment Line may have invoice dates from and after January 1, 2000. The Equipment Advances shall be used only to purchase Equipment and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may only constitute up to $250,000.00 of aggregate Equipment Advances made under the 2000 Committed Equipment Line.

                    (b) Interest shall accrue from the date of each Equipment Advance under the 2000 Committed Equipment Line made pursuant to this Section 2.1.5 at a per annum rate equal to the aggregate of the Prime Rate, plus one half of one
                                                     ----
                    percent (0.50%). Interest on each Equipment Advance under the 2000

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

                    Committed Equipment Line shall be payable monthly on the Payment Date of each month through the month in which the 2000 Equipment Availability End Date falls. Amounts currently amortizing under Sections 2.1.2 and 2.1.3 above shall continue to be repaid as provided respectively in Sections 2.1.2 and 2.1.3 above, and shall be treated as existing Equipment Advances under the 1997 Committed Equipment Line and 1999 Committed Equipment Line, respectively. Any Equipment Advances made pursuant to this
                    Section 2.1.5 that are outstanding on the 2000 Equipment Availability End Date will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following the 2000 Equipment Availability End Date and continuing on the Payment Date of each month thereafter and ending on the 2000 Equipment Maturity Date, whereupon all Equipment Advances under the 2000 Committed Equipment Line, together with all accrued and unpaid interest thereon, shall be due and payable in full. Equipment Advances, once repaid, may not be reborrowed.

                    (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed."

                    (d) In the event the Borrower prepays in whole Equipment Advances made under the 2000 Committed Equipment Line, the Borrower shall be additionally obligated to the Bank for a prepayment fee equal to (i) Twenty Thousand Dollars ($20,000.00) if the 2000 Committed Equipment Line is prepaid on or before December 22, 2001, and (ii) Ten Thousand Dollars ($10,000.00) if the 2000 Committed Equipment Line is prepaid after December 22, 2001 but on or before December 22, 2003.

                    (e) In addition to any other fee to be paid by Borrower on account of the 2000 Committed Equipment Line, the Borrower shall pay Bank an "Unused Line Fee" (so referred to herein) of one quarter of one percent (0.25%) of the difference between the full amount of the 2000 Committed Equipment Line and the outstanding principal balance of all Equipment Advances under the 2000 Committed Equipment Line as of the 2000 Equipment Availability End Date (or, if earlier, as of the date of any prepayment of the Obligations as specifically provided in Section 2.1.5(d)), as determined solely and exclusively by Bank. The Unused Line Fee shall be paid on the 2000 Equipment Availability End Date, or, if earlier, on the date of any prepayment of the Obligations as specifically provided in Section 2.1.5(d). The Borrower shall not be entitled to any credit, rebate or repayment of any Unused Line Fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank's obligation to make loans and advances hereunder."


          5. The Loan Agreement shall be amended by deleting Section 6.3 in its entirety and inserting in lieu thereof the following:

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

                    "6.3  Financial Statements, Reports, Certificates.  Borrower
                          -------------------------------------------
                    shall deliver to Bank: (a) as soon as available, but in any event within forty-five (45) days after the end of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (d) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                    Within forty-five (45) days after the last day of each quarter and within one hundred twenty (120) days after the end of Borrower's fiscal year, Borrower shall deliver to Bank, with the financial statements required herein, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
                                              ---------

                    Within thirty (30) days after the end of each month, Borrower shall deliver to Bank a written certification in form and substance satisfactory to Bank, signed by a Responsible Officer, confirming Borrower's compliance with the minimum cash requirement set forth in Section 6.9 herein.

                    Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing."

          6. The Loan Agreement shall be amended by deleting Sections 6.8 (entitled "Adjusted Quick Ratio") and 6.9 (entitled "Tangible Net Worth) in their entirety and inserting in lieu thereof the following:

                    "6.9  Minimum Cash Requirement.  Borrower shall maintain, as
                          ------------------------
                    of the last day of each month, minimum cash on hand (and cash equivalents) of at least Thirty Million Dollars ($30,000,000.00), as determined solely by Bank.

                    6.9  Intentionally Omitted."
                         ----------------------

          7. Without limiting the generality of Borrower's ratification herein of all Existing Loan Documents, the Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of November 5, 1997 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement is and shall remain in full force and effect.

          8.   The Compliance Certificate appearing as Exhibit D to the Loan
                                                       ---------
               Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.
                           ---------

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

4.   FEE. Borrower shall pay to Bank on demand all fees (including all
     ---
attorneys' fees), costs, and expenses incurred by Bank in connection with the execution and delivery of this Third Modification Agreement.

5.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever
     ------------------
necessary to reflect the changes described above.

6.   RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and
     ------------------------------
reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Indebtedness.

7.   NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it is not
     -----------------------
aware of any defenses against the obligations to pay any amounts under the Indebtedness.

8.   CONTINUING VALIDITY. Borrower understands and agrees that in modifying the
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existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Third Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Third Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Third Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Third Loan Modification Agreement.

9.   JURISDICTION/VENUE. Borrower accepts for itself and in connection with its
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properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Third Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

10.  COUNTERSIGNATURE. This Third Loan Modification Agreement shall become
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effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Third Loan Modification Agreement become effective until signed by an officer of Bank in California).

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

     This Third Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                               BANK:

CENTRA SOFTWARE, INC.                   SILICON VALLEY BANK, doing business as
                                        SILICON VALLEY EAST


By:__________________________      By:____________________________

Name:________________________      Name:__________________________

Title:_______________________      Title:_________________________


                                        SILICON VALLEY BANK

                                        By:__________________________

                                        Name:________________________

                                        Title:_______________________
                                        (signed in Santa Clara County,
                                         California)

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

                                   EXHIBIT A

                            COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK

FROM:  CENTRA SOFTWARE, INC.

     The undersigned authorized officer of CENTRA SOFTWARE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

 Please indicate compliance status by circling Yes/No under "Complies" column.


     Reporting Covenant                       Required                                Complies
     ------------------                       --------                                --------
     Quarterly financial statements           Quarterly within 45 days                 Yes  No
     Quarterly CC                             Quarterly within 45 days                 Yes  No
     Monthly Certification of Cash Balance    Monthly within 30 days                   Yes  No
     Annual (CPA Audited)                     FYE within 120 days                      Yes  No

     Financial Covenant                       Required                  Actual        Complies
     ------------------                       --------                  ------        --------

     Maintain:

     Minimum Cash Requirement (monthly)       $30,000,000.00            $_______       Yes  No

                                                ================================
                                                            BANK USE ONLY
                                                Received By:____________________
Comments Regarding Exceptions:                  Date:________________
                                                Reviewed By:____________________
Sincerely,                                      Compliance Status:  Yes / No
                                                ================================
_______________________   Date:_______________
Signature
________________________
Title

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